As filed with the Securities and Exchange Commission on March 3, 2011

Registration No. 333-133202

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_______________________
JENNIFER CONVERTIBLES, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation or Organization)
11-2824646
(I.R.S. Employer Identification Number)
417 Crossways Park Drive Woodbury, New York 11797 (516) 496-1900
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
Rami Abada President and Chief Financial Officer Jennifer Convertibles, Inc. 417 Crossways Park Drive Woodbury, New York 11797 (516) 496-1900
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:

Michael S. Fox, Esq. Kenneth A. Schlesinger, Esq. Olshan Grundman Frome Rosenzweig & Wolosky LLP Park Avenue Tower 65 East 55th Street New York, New York 10022 (212) 451-2300

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (the “Post-Effective Amendment”) is filed by Jennifer Convertibles, Inc., a Delaware corporation (the “Company”), and amends the registration statement (the “Registration Statement”) filed on Form S-3 (File No. 333-133202) with the Securities and Exchange Commission (the “SEC”) on April 11, 2006, registering 500,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as amended by the Post-Effective Amendment No. 1 (the “Post Effective Amendment No. 1”) filed with the SEC on February 22, 2011.  This Post Effective Amendment is being filed to amend the Post-Effective Amendment No. 1 to include the titles of the “Principal Executive Officer” and “Principal Financial and Accounting Officer” on the signature page hereto.

DEREGISTRATION OF SECURITIES

On July 18, 2010, the Company and all of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  On February 9, 2011, the Bankruptcy Court entered an order confirming the Company’s plan of reorganization (the “Plan”).  The Plan became effective on February 22, 2011 (the “Effective Date”).  Pursuant to the Plan, the existing securities of the Company were cancelled and extinguished on the Effective Date, including the shares of Common Stock registered pursuant to the Registration Statement, and holders of such securities did not receive any distributions under the Plan.  Consequently, the Company is filing this Post-Effective Amendment on the Effective Date.

By means of this Post-Effective Amendment, the Company hereby terminates the effectiveness of the Registration Statement and, in accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to its Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on March 3, 2011.

JENNIFER CONVERTIBLES, INC.

By:	/s/ Rami Abada
Name:	Rami Abada
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE
/s/ Gebing Zou	Chief Executive Officer and Director	March 3 , 2011
Gebing Zou	(Principal Executive Officer)
/s/ Rami Abada	President, Chief Financial Officer and Director	March 3, 2011
Rami Abada	(Principal Financial and Accounting Officer)

/s/ Herb Hester Jr.	Director	March 3, 2011
Herb Hester Jr.

/s/ James Jiang	Director	March 3, 2011
James Jiang
/s/ Yaoxiang Yue	Director	March 3, 2011
Yaoxiang Yue